   As filed with the Securities and Exchange Commission on November 10, 1997
                                                       Registration No. 33-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                            NATIONAL INSURANCE GROUP
             (Exact name of Registrant as Specified in Its Charter)


           California                                  94-3031790
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
                          (Address, including zip code,
                         of Principal Executive Offices)


                             1986 Stock Option Plan
                            (Full Title of the Plan)


                              Robert P. Barbarowicz
                  Executive Vice President and General Counsel
                            NATIONAL INSURANCE GROUP
                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
                    (650) 872-6772 (Name, address, including
             zip code, and telephone number, including area code, of
                               Agent for Service)


                                    COPY TO:

                              Deanne B. Kyle, Esq.
                           Munger, Tolles & Olson LLP
                             355 South Grand Avenue
                          Los Angeles, California 90071
                                 (213) 683-9100


                                 ---------------


Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the registrant's 1986 Stock Option Plan also relates to an aggregate of 1,006,820 shares initially registered under Registration Statements on Form S-8 No. 33-19203, on Form S-8 No. 33-36803, on Form S-8 No. 33- 52356 and on Form S-8
No. 33-88668.

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                                  Proposed             Proposed
                                                  Maximum              Maximum            Amount of
    TITLE OF SECURITIES       Amount To Be     Offering Price      Aggregate Offering    Registration
      TO BE REGISTERED        Registered          Per Share             Price                Fee
----------------------------- ------------     ---------------     ------------------    ------------
Common Stock,                 100,000            $10.375(2)           $1,037,500(2)         $315.00
without par value             shares(1)

===============================================================================

(1) The number of shares being registered represents the number of additional shares that may be issued pursuant to the above referenced plan.

(2) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low bid and asked price for a share of Common Stock of National Insurance Group on the NASDAQ National Market System on November 7, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE.

        The contents of the following Registration Statements filed by National Insurance Group, a California corporation ("National Insurance Group"), with the Commission are incorporated herein by reference: (1) Form S-8 No. 33-19203, (2) Form S-8 No. 33-36803, (3) Form S-8 No. 33-52356 and (4) Form S-8 No. 33-88668.

        All documents filed by National Insurance Group pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8. EXHIBITS.

        Exhibit No.   Description
        -----------   -----------

        5 Opinion of Robert P. Barbarowicz, Executive Vice President and General Counsel to National Insurance Group, regarding the validity of securities offered hereby.

        23.1          Consent of Coopers & Lybrand L.L.P.

        23.2 Consent of Robert P. Barbarowicz, Executive Vice President and General Counsel to National Insurance Group (included in Exhibit 5).

        24 Power of Attorney (included on the signature page of this Registration Statement).


                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of South San Francisco, State of California on November 10, 1997.

                                            National Insurance Group



                                            By:      /s/ MARK A. SPEIZER
                                               ---------------------------------
                                                  Mark A. Speizer,
                                                  Chairman of the Board and
                                                  Chief Executive Officer


       Each person whose signature appears below hereby constitutes and appoints Mark A. Speizer or Robert P. Barbarowicz such person's true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement had been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                                   DATE
        ---------                       -----                                   ----
   /s/ Mark A. Speizer        Chairman of the Board, Chief                      November 10, 1997
---------------------------   Executive Officer (principal
   Mark A. Speizer            executive officer), and Director



  /s/ Bruce A. Cole           President and Director                            November 10, 1997
---------------------------
   Bruce A. Cole



   /s/ Gregory S. Saunders    Executive Vice President, Chief                   November 10, 1997
---------------------------   Financial Officer and Treasurer
   Gregory S. Saunders        (principal financial and
                              accounting officer)



   /s/ Bard E. Bunaes         Director                                          November 10, 1997
---------------------------
   Bard E. Bunaes



   /s/ Saul B. Jodel          Director                                          November 10, 1997
---------------------------
   Saul B. Jodel


                            NATIONAL INSURANCE GROUP

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

                                                                                Sequentially
                                                                                  Numbered
Exhibit No.                        Description                                     Page
-----------                        -----------                                     ----

  5            Opinion of Robert P. Barbarowicz, Executive Vice President and
               General Counsel to National Insurance Group, regarding the validity of securities offered.

 23.1          Consent of Coopers & Lybrand L.L.P.

 23.2          Consent of Robert P. Barbarowicz, Executive Vice President and
               General Counsel to National Insurance Group (included in Exhibit
               5).

  24           Power of Attorney (See Page II-4)
